UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 5, 2006 (December 29, 2005)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 278-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Revolving Credit Agreement On December 29, 2005, the Company entered into a four-year $200 million floating-rate secured revolving credit facility. The facility is secured by most of the Company’s drilling rigs, receivables, the stock of most of its U.S. subsidiaries and is guaranteed by some of its subsidiaries. Borrowings under the facility bear interest at the Company’s option at either (1) the higher of (A) the prime rate and (B) the federal funds rate plus 0.5%, plus a margin in either case of 1.25% or (2) the London Interbank Offering Rate (LIBOR) plus a margin of 1.60%. Commitment fees on the unused portion of the facility are 0.55% of the average daily available portion and are payable quarterly. Borrowings and letters of credit issued under the facility may not exceed the lesser of $200 million or one third of the fair market value of the drilling rigs securing the facility, as determined from time to time by a third party approved by the agent under the facility.
Financial covenants include maintenance of the following:
•	Working Capital: a ratio of (1) current assets plus unused availability under the facility to (2) current liabilities of at least 1.2 to 1,

•	Leverage: a ratio of total debt to total capitalization of not more 0.35 to 1.00,

•	Tangible Net Worth: tangible net worth of not less than $375 million,

•	Fixed Charge Coverage: in the event availability under the facility is less than $50 million, a ratio of (1) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) minus capital expenditures to (2) interest expense of not less than 2.00 to 1.00, for the previous four fiscal quarters.
The revolving credit facility provides, among other things, for the issuance of letters of credit that the Company may utilize to guarantee its performance under some drilling contracts, as well as insurance, tax and other obligations in various jurisdictions. The facility also provides for customary fees and expense reimbursements and includes other covenants (including limitations on the incurrence of debt, mergers and other fundamental changes, asset sales and dividends) and events of default (including a change of control) that are customary for similar secured non-investment grade facilities.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit number	Description
10.1	Credit Agreement dated as of December 29, 2005 among TODCO, certain subsidiaries, Nordea Bank Finland, plc, New York Branch, and the Lenders named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President & General Counsel

Dated: January 5, 2006

EXHIBIT INDEX

Exhibit number	Description

10.1	Credit Agreement dated as of December 29, 2005 among TODCO, certain subsidiaries, Nordea Bank Finland, plc, New York Branch, and the Lenders named therein.

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